EXHIBIT F

Date+	Price per Share++	No. of Shares
9/4/2008	$22.82	100
9/4/2008	$22.84	200*
9/4/2008	$22.90	200*
9/4/2008	$22.91	100
9/4/2008	$22.95	100
9/4/2008	$22.99	100
9/4/2008	$23.00	100
9/9/2008	$23.38	200
9/9/2008	$23.39	200
9/9/2008	$23.40	900*
9/9/2008	$23.50	1,000
9/9/2008	$23.60	1,000*
9/10/2008	$23.67	100
9/10/2008	$23.79	100
9/10/2008	$23.80	4,100*
9/10/2008	$23.85	900*
9/11/2008	$23.70	600*
9/11/2008	$23.73	1,000*
9/11/2008	$23.75	2,000*
9/12/2008	$23.55	100
9/12/2008	$23.57	100
9/12/2008	$23.60	200*
9/12/2008	$23.70	100
9/12/2008	$23.73	100
9/12/2008	$23.74	1,000*
9/12/2008	$23.75	200*
9/12/2008	$23.78	2,000*
9/12/2008	$23.80	1,900*
9/12/2008	$23.81	100
9/12/2008	$23.82	200*
9/12/2008	$23.84	900*
9/12/2008	$23.85	1,100*
9/12/2008	$23.90	300*
9/12/2008	$23.95	1,000*

*	Amount represents aggregate of multiple purchase transactions effected on the same day at the same purchase price per share.

+	All transactions were effected in open market transactions and relate to purchases of Common Stock by Projection.

++	Price per share does not include brokerage fees and other commissions paid in connection with trade.